UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2019

ALCOA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-37816	81-1789115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania	15212-5858
(Address of principal executive offices)	(Zip Code)

412-315-2900
(Registrant’s telephone number, including area code)

                 Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 2.02	Results of Operations and Financial Condition.

On January 16, 2019, Alcoa Corporation (the “Company”) issued a press release announcing its fourth quarter and full year 2018 financial results.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 2.02.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

On January 16, 2019, the Company reached a tentative agreement with workers’ representatives at its Avilés and La Coruña aluminum plants in Spain as part of the collective dismissal process announced in October.

The plan, subject to ratification of the workforce by the end of the month, calls for the curtailment of the two smelters’ remaining, combined operating capacity of 124,000 annual metric tons. The casthouses at both plants and the paste plant at La Coruña would remain in operation.  A social plan included in the tentative agreement preserves a portion of the jobs at the two facilities and includes retirement packages and potential relocation to the Company’s San Ciprián facility.

Upon ratification, the Company expects to record restructuring-related charges estimated to be between $90 million and $115 million (pre- and after-tax), or $0.48 to $0.62 per share, all of which would be paid in 2019. Depending on the ultimate outcome of this process, the Company may incur additional charges for the closure of the two smelters later in 2019 estimated to range between $125 million and $135 million (pre- and after-tax), or $0.66 to $0.73 per share, of which approximately 75 percent would be non-cash. The remaining 25 percent would result in cash outlays subsequent to 2019.

As a result of the described potential curtailment, Alcoa would expect an annual improvement to net income of $70 million to $80 million, based on 2018 market prices, beginning in the third quarter of 2019.

Forward-Looking Statements

This report contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in our filings with the Securities and Exchange Commission. The Company disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.  The following is furnished as an exhibit to this report:

Exhibit number	Description

99.1	Press release of Alcoa Corporation dated January 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA CORPORATION

Date:	January 16, 2019	By:	/s/ Jeffrey D. Heeter
Jeffrey D. Heeter
Executive Vice President, General Counsel and Secretary

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